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                                                                      Exhibit 14


                           SECOND EXTENSION AGREEMENT

          This Second Extension Agreement (this "Agreement") is made as of August 26, 1998 by and among Albertson's, Inc., a Delaware corporation ("Acquiror"), Locomotive Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Acquiror ("Newco"), and FS Equity Partners II, L.P., a California limited partnership (the Stockholder), in connection with that certain Tender and Option Agreement, dated as of January 19, 1998, among Acquiror, Newco and the Stockholder (the "T&O Agreement").

                                    RECITALS

          WHEREAS, Acquiror, Newco and the Stockholder constitute all of the parties to the T&O Agreement;

          WHEREAS, the parties hereto have entered into an Extension Agreement, dated as of July 15, 1998, extending the term of the T&O Agreement (the "Prior Extension Agreement"); and

          WHEREAS, the parties hereto desire to enter into this Agreement to extend further the term of the T&O Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1.   Definitions.   Capitalized terms used and not otherwise
defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

          2.   Termination Date.  The date "July 19, 1998" referred to in
Section 9(c) of the T&O Agreement is hereby amended and changed to "September 30, 1998."

          3. Deletion and Renumbering. Section 10 of the T&O Agreement is hereby deleted in its entirety. Sections subsequent to Section 10 of the T&O agreement shall not be renumbered.

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          4.   Effect on Prior Agreement.  Except as set forth above, all provisions of the T&O Agreement shall remain in full force or effect.

          5. Effect on Prior Extension Agreement. Upon the execution of this Agreement by all of the parties hereto, the Prior Extension Agreement shall be of no further force or effect.



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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.


                         ACQUIROR:

                         ALBERTSON'S, INC.


                         By:   /s/ Thomas R. Saldin
                               -----------------------------
                         Name:   Thomas R. Saldin
                         Title:  Executive Vice President


                         NEWCO:

                         LOCOMOTIVE ACQUISITION CORP.


                         By:   /s/ Thomas R. Saldin
                               -----------------------------
                         Name:   Thomas R. Saldin
                         Title:  Vice President


                         STOCKHOLDER:

                         FS EQUITY PARTNERS II, L.P.

                         By:     Freeman Spogli & Co.
                         Its:    General Partner


                         By:   /s/ James F. Simmons
                               -----------------------------
                         Name: J. Frederick Simmons
                         Title:   General Partner





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